Exhibit 23


           Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115218 pertaining to the VSE Corporation 2004 Stock Option Plan,
No. 333-109561 pertaining to the VSE Corporation 1998 Stock Option Plan,
No. 333-92427 pertaining to the VSE Corporation 1998 Stock Option Plan, and
No. 333-15311 pertaining to the VSE Corporation 1996 Stock Option Plan) of our report dated June 14, 2004, with respect to the financial statements and schedule of the VSE Corporation Employee ESOP/401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 27, 2003.

							/s/ Ernst & Young LLP

McLean, Virginia
June 21, 2004